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                            CRC SELECT
                 MODIFIED GUARANTEED ANNUITY CONTRACT
                   HARTFORD LIFE INSURANCE COMPANY

                 SUPPLEMENT DATED NOVEMBER 19, 2004
                 TO THE PROSPECTUS DATED MAY 3, 2004



The one-year Guarantee Period and three-year Guarantee Period are available for Contracts issued in the states of Pennsylvania and Texas.

  THIS SUPPLEMENT SHOULD BE RETAINED WITH THE PROSPECTUS FOR FUTURE
                             REFERENCE.

333-109919
HV - 5109